Exhibit 3(b)-2

SECRETARIAL CERTIFICATION

OF THE

BOARD OF DIRECTORS

OF

TCF FINANCIAL CORPORATION

February 26, 2007

*************************************************************************************************************

RE:  Approve Bylaw Amendment to Eliminate Mandatory Retirement Age

WHEREAS, the Board of Directors has authority under Article 11 of the Restated Certificate of Incorporation to amend the Bylaws;

                NOW, THEREFORE, BE IT HEREBY

                RESOLVED, that Article III, Section 12 (“Age Limitation”) of the Restated Bylaws is hereby amended to delete the text indicated and reserve the section:

SECTION 12.  ~~Age Limitation.  No person shall be nominated or renominated for director if that person has attained the age of 70.~~ {Reserved}

I, Gregory J. Pulles, Secretary of TCF Financial Corporation do hereby certify that the foregoing is a true and correct copy of an amendment duly adopted by the unanimous written consent of the Board of Directors of TCF Financial Corporation effective February 26, 2007 and that the unanimous written action has not been modified or rescinded as of the date hereof.

Dated:  February 26, 2007

(Corporate Seal)

/s/ Gregory J. Pulles
Gregory J. Pulles, Secretary